                                                                                                     Exhibit 23

                            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration
No. 333-101629), Form S-3 (Registration No. 333-99871), Form S-8 (Registration No. 333-122701) and Form S-8
(Registration No. 333-75346) of The Phoenix Companies, Inc. of our report dated March 8, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 11, 2005